EXHIBIT 99.B11(b)


                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                          Independent Auditors' Consent


The Board of Trustees of Nations Institutional Reserves:

We consent to the use of our reports dated July 1, 1998 and January 21, 1998, which are incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights" in the Capital Class Shares Prospectus and "Experts and Financial Information" in the Statement of Additional Information.



/s/KPMG Peat Marwick LLP
-----------------------
KPMG Peat Marwick LLP

Columbus, Ohio
August 27, 1998